UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/13/2009

Tesco Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-28778

Alberta	76-0419312
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3993 West Sam Houston Parkway North
Suite 100
Houston, TX 77043-1211
(Address of principal executive offices, including zip code)

713-359-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On Friday, February 13, 2009, Tesco Corporation issued a press release announcing that it has scheduled a conference call to discuss fourth quarter 2008 results on Friday, February 27, 2009 at 10:00 a.m. CST.

Financial results for the fourth quarter of 2008 are expected to be released Thursday, February 26, 2009 after the market closes. Individuals who wish to participate in the conference call should dial US/Canada (866) 433-0163 or International (706) 679-3976 approximately five to ten minutes prior to the scheduled start time of the call. The conference ID for this call is 85911359.

The conference call and all questions and answers will be recorded and made available until March 27, 2009. To listen to the recording call (800) 642-1687 or (706) 645-9291 and enter conference ID 85911359.

The conference call will be webcast live as well as for on-demand listening at the Company's web site, www.tescocorp.com. Listeners may access the call through the "Conference Calls" link in the Investor Relations section of the site.

A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1   Tesco Corporation Press Release dated February 13, 2009.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tesco Corporation

Date: February 13, 2009	By:	/s/ James A. Lank
James A. Lank
General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated February 13, 2009.